Exhibit 99.1

Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361



                      DENNY'S REPORTS JUNE SAME-STORE SALES

Spartanburg, S.C., July 10, 2003 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period and quarter ended June 25, 2003, compared with the same periods in fiscal year 2002.


                                       Five Weeks                 13 Weeks
Sales:                                 June 2003                  Q2-2003
-----------------------           -------------------         ----------------


Same-Store Sales                         (0.7%)                    (0.6%)
Guest Check Average                       5.2%                      3.9%
Guest Counts                             (5.6%)                    (4.3%)


Restaurant Counts:                      6/25/03                  12/25/02
-----------------------           -------------------        -----------------
Company-owned                             563                       566
Franchised                              1,085                     1,095
Licensed                                   15                        15
                                  -------------------        -----------------
                                        1,663                     1,676


Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,663 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.